UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2008

TEAM, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hermann Drive

Alvin, Texas 77511

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. and 7.01 Results of Operations and Financial Condition; Regulation FD Disclosure

On October 7, 2008, we disseminated a press release announcing our financial results for the first quarter of fiscal 2009. A copy of such press release is furnished herewith as Exhibit 99.1.

The press release contains earnings guidance affirming expected financial performance for the year ending May 31, 2009. The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item  2.02 and 7.01 of Form 8-K and shall not be deemed “filed” with the Securities and Exchange Commission nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

This Form 8-K contains forward looking statements. We based our forward-looking statements on our current expectations, estimates and projections about ourselves and our industry. We caution that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in the forward-looking statements. Differences between actual results and any future performance suggested in these forward-looking statements could result from a variety of factors, including those listed beginning on page 5 of our Annual Report on Form 10-K for the year ended May 31, 2008.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits. The following exhibit is furnished as part of Item 2.02 of this Current Report on Form 8-K:

Exhibit number	Description

99.1	Team, Inc.’s Press Release dated October 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By: /s/ Ted W. Owen
Ted W. Owen
Senior Vice President and Chief Financial Officer

Dated: October 9, 2008